Exhibit 23.3



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement, on Form S-8 of Viacom Inc., of our report dated March 23, 1994, on Blockbuster Entertainment Corporation's 1993, 1992 and 1991 financial statements, included in Viacom Inc.'s Form 8-K dated April 13, 1995, and to the incorporation by reference in this registration statement of our report dated May 16, 1994, included in Blockbuster Entertainment Corporation's Form 11-K/A Amendment No. 1, related to the Blockbuster Entertainment Corporation Retirement and Savings Plan for the period from inception (July 1, 1993) to December 31, 1993.




                                                        ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  May 2, 1995.